EXHIBIT 23.2







    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 23, 2005, accompanying the financial statements of Stealth Microwave, Inc. as of and for the years ended December 31, 2004 and 2003 appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated June 10, 2005 of Micronetics, Inc. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 relating to the registration of 900,000 shares of Micronetics, Inc.'s Common Stock.


/s/ ROSENBERG RICH BAKER BERMAN & COMPANY
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ROSENBERG RICH BAKER BERMAN & COMPANY

Bridgewater, NJ
September 6, 2005